SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to
    Section 14 (a) of the Securities Exchange Act of 1934
                     (Amendment No. 1)

File by the Registrant  [ X ]

Filed by a Party other than the Registrant  [     ]

Check the appropriate box:

[     ]  Preliminary Proxy Statement

[     ]  Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6 (e) (2)

[  X  ]  Definitive Proxy Statement

[     ]  Definitive Additional Materials

[     ]  Soliciting Material Pursuant to ss.240.14z-11 (c)
            or ss.240.14a-12

          MID-AMERICA BANCORP
       (Name of Registrant as Specified in Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[  X  ]         No fee required.

[     ]         Fee computed on table below per Exchange Act
                Rules 14a-6 (i) (1) and 0-11.

        1) Title of each class of securities to which transaction applies:

        -------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

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        3) Per unit price or other underlying value of
           transaction computed pursuant to Exchange Act
           Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determine):

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        4) Proposed maximum aggregate value of
           transaction:

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        5) Total fee paid:

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[    ]  Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as
        provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filings.

        1) Amount Previously Paid:

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                    MIDAMERICA BANCORP
                    500 West Broadway
                Louisville, Kentucky 40202

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The Annual Meeting of Shareholders of Mid-America Bancorp will be held in the Pollard Room of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 26, 2001, at 10:00 a.m., Eastern Standard Time, for the following purposes:

(1) Election of Directors. To elect six directors in Class 1 for terms expiring at the 2004 Annual Meeting of Shareholders.

(2) Other Matters. To transact such other business as may properly come before the meeting or any adjournment thereof.

Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 22, 2001 will be entitled to notice of and to vote at the Annual Meeting.

Please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage paid envelope. If you are able to attend the meeting and wish to vote your shares personally, you may do so by revoking the proxy at any time before it is exercised.

                                       By Order of the Board of Directors
Louisville, Kentucky                                      Orson Oliver
March 27, 2001                                            President



                        MIDAMERICA BANCORP
                        500 West Broadway
                    Louisville, Kentucky 40202

                        PROXY STATEMENT


                        GENERAL INFORMATION

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors of Mid-America Bancorp, Inc., a Kentucky corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments of that meeting. The Annual Meeting will be held in the Pollard Room of the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, at 10:00 a.m., Eastern Standard Time, on Thursday, April 26, 2001. This Proxy Statement and accompanying proxy are first being mailed to shareholders on or about March 27, 2001. The Company's Annual Report to Shareholders for the year ended December 31, 2000, including consolidated financial statements, is also enclosed for your information.

Shares represented by proxies in the accompanying form that are properly signed, dated and received by the Company will be voted at the Annual Meeting or any adjournments thereof in accordance with the shareholders instructions. If no instructions are given, the shares represented by the proxy will be voted for the nominees for director named below under Proposal 1, beginning on page 4, with the discretionary authority discussed in that section. In addition, the shares represented by the proxy will be voted in the discretion of the person(s) named in the accompanying proxy or their substitutes, for any other matter that may be brought before the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter that may be presented at the Annual Meeting.

Pursuant to the By-Laws of the Company, the proxy may be revoked at any time before the vote at the Annual Meeting by filing with the Secretary of the Company written notice of such revocation or by executing and delivering to the Secretary a proxy bearing a later date.

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. The initial solicitation of proxies by mail may be supplemented by directors, officers and employees of the Company or its major banking subsidiary, Bank of Louisville (the "Bank"), by telephone or other means of communication. None of the directors, officers or employees of the Company or the Bank will receive any additional compensation their solicitation efforts.
Proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, without par value ("Common Stock"), and the Company will reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

Only shareholders of record at the close of business on February 22, 2001 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 11,007,099 outstanding shares of Common Stock. Each share entitles its holder to one vote on all matters to be acted upon at the Annual Meeting except the election of directors. Shareholders have cumulative voting rights in the election of directors. In electing directors, each shareholder may cast the number of votes equal to the number of shares held by him or her on the Record Date multiplied by the number of directors to be elected. Each shareholder may cumulate his or her votes and cast all such votes for one nominee or may distribute such votes among as many nominees as he or she chooses. Shares represented by proxies in the accompanying form may be voted cumulatively, as discussed below under Proposal 1 "Election of Directors". The six nominees receiving the most votes at the Annual Meeting will be elected directors.

A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Abstentions and broker non-votes will have no effect on the election of directors or matters decided by a plurality vote.


PRINCIPAL SHAREHOLDERS

Except as shown below, the Company knows of no shareholder who beneficially owned more than 5% of the Company's outstanding Common Stock on the Record Date, February 22, 2001.


Name and Address of                     Number of              Percentage
Beneficial Owner                        Shares(1)              of Class(1)

Bertram W. Klein                        2,296,976 (2)              20.87%
6403 Shrader Lane
LaGrange, Kentucky 40031

______________________________

(1) Based upon information furnished to the Company by Mr. Klein and information contained in shareholder records of the Company. Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or of which the person has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person has sole voting and investment power with respect to the shares shown for the named person. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the named person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)     Includes the following shares beneficially owned by Mr. Klein:
1,217,912 shares held in trusts over which Mr. Klein has sole or shared voting and investment power as trustee or co-trustee including 550,475 shares owned by the Bertram W. Klein Trust under Will of Isadore Klein, P.O. Box 1101 Louisville, Kentucky 40201; 237,550 shares held by entities over which Mr. Klein has sole voting and investment power; 399,824 shares in which Mr. Klein shares voting power pursuant to powers-of-attorney; 111,425 shares held in a family limited partnership in which Mr. Klein shares voting power; 1877 shares held by Mr. Klein under the Company's 401(k) and Employee
Stock Ownership Plan ("ESOP") at December 31, 1999, the most current plan information available; and 45,653 shares subject to stock options. Also includes 79,055 shares held by Mr. Klein's wife, with respect to which Mr. Klein shares voting and investment power.


                        PROPOSAL 1

                    ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes - for convenience denominated Class 1, Class 2, and Class 3 - whose terms of office are staggered so that only one class of directors is elected at each annual meeting of shareholders. The term of the Directors in Class 1 expires this year, and their successors are to be elected for a three-year term at this Annual Meeting. The Directors elected in Class 1 at the Annual Meeting will serve until the annual meeting of shareholders in 2004 and the election and qualification of their successors. The terms of the Directors in the other two classes do not expire until 2002 (Class 2) and 2003 (Class
3), and consequently their successors are not to be elected at this Annual Meeting. Pursuant to the Articles of Incorporation, the Board of Directors has set the number of Directors for 2001 at 20.

The nominees for Directors in Class 1 and the Directors belonging to Classes 2 and 3 whose terms of office will extend beyond the Annual Meeting are shown on the following pages, together with information regarding the number of shares of the Company's Common Stock owned by each, his or her principal occupation during the past five years and certain other information. Information relating to the ownership of shares by the Executive Officers named in the summary compensation table on page 10, and all the directors and executive officers as a group, is also included.

Each of the nominees for election as Director is currently a Director of the Company. With the exception of Senator Ford who was elected in 1999, each of the nominees was elected a director at the annual meeting of shareholders in 1998. Although it is not anticipated that any of the nominees will decline or be unable to serve, if that should occur, the persons named in the accompanying proxy, or their substitutes, may, in their discretion, vote for substitute nominees. In addition, if any shareholder(s) vote shares cumulatively or otherwise for the election of a director or directors other than the nominees named below, or substitute nominees, the persons named in the accompanying proxy, or their substitutes, will have the discretionary authority to vote cumulatively for some number less than all of the nominees named below or any substitute nominees, and for such persons nominated as they may choose. All information is presented as of the Record Date unless otherwise noted.

                                                               Total Shares &
                                                          Percent of Class (1)

                NOMINEES FOR CLASS 1:

Robert P. Adelberg, 62, Director since 1975                             6,814
Mr. Adelberg is the Chief Executive Officer of Robert Adelberg
Insurance Agency, Inc. an insurance agency and President of Robert
Adelberg Company, a real estate and investment company, both in Louisville, Kentucky.

Hon. Martha Layne Collins, 63, Director since 1988                        215
Ms. Collins is President of Martha L. Collins & Associates, an economic development consulting firm in Lexington, Kentucky.
She is currently Executive Scholar in Residence, Georgetown College, Georgetown, Kentucky and was previously the Governor of the Commonwealth of Kentucky and President of St. Catherine College.

Hon. Wendell H. Ford, 76, Director since 1999                             -0-
Senator Ford is currently self employed as a consultant and previously served as a United States Senator from Kentucky from 1975 until 1999 and as the Governor of the Commonwealth of Kentucky.

R. K. Guillaume, 57, Director since 1995                           80,886 (2)
Mr. Guillaume is Vice Chairman and Chief Executive Officer of the
Company.

David A. Jones, Jr., 43, Director since 1997                            1,281
Mr. Jones is the Managing Director of Chrysalis Ventures, LLC, a private equity management company in Louisville, Kentucky.

Bertram W. Klein, 70, Director since 1967                           2,296,976
Mr. Klein is the Chairman of the Board of Directors and            20.87% (3)
previously served as Chief Executive Officer of the Company.


                CONTINUING DIRECTORS

CLASS 2

James E. Cain, 61, Director since 1996                              1,957 (4)
Mr. Cain serves as Chairman of the Board of Trustees of Plumbers Local Union 107, Louisville, Kentucky and as Secretary/Treasurer of the Kentucky Pipe Trades
Association.  Until 1998 he was Business Manager of Plumbers
Local Union 107.

Donald G. McClinton, 67, Director since 1980                       12,575 (5)
Mr. McClinton is an investor and the President of Skylight
Thoroughbred Training Center, Inc. He is the former Chairman of Interlock Industries, Inc., a manufacturing and transportation services company.

Jerome J. Pakenham, 65, Director since 1995                         3,739 (6)
Mr. Pakenham is the Chief Financial Officer for the Archdiocese of Louisville.

John S. Palmore, 83, Director since 1983                                  438
Judge Palmore is retired Chief Justice of the Supreme Court of
Kentucky. After his retirement and until 1995, he practiced law with the firm of Jackson & Kelly in Lexington, Kentucky.

Woodford R. Porter, Sr., 82, Director since 1981                        2,602
Mr. Porter is the President and Chief Executive Officer of A. D.
Porter & Sons, Inc., a funeral services company in Louisville, Kentucky.

Raymond L. Sales, 78, Director since 1986                            5,116 (7)
Mr. Sales is an attorney, serving of counsel to the firm of Sales, Tillman and Wallbaum in Louisville, Kentucky. Prior to July 1997, he was a partner in the firm of Segal, Sales, Stewart, Cutler &
Tillman.


CLASS 3

Leslie D. Aberson, 64, Director since 1983                          21,327 (8)
Mr. Aberson is a partner in the law firm of Rothschild, Aberson
& Miller in Louisville, Kentucky.

William C. Ballard, Jr., 60, Director since 1991                    18,152 (9)
Mr. Ballard is of counsel to the law firm of Greenebaum, Doll &
McDonald, PLLC, in Louisville, Kentucky. He previously served as Executive Vice President, Chief Financial Officer and Director of
Humana, Inc., an integrated health care services company.

Peggy Ann Markstein, 50, Director since 1992                       12,833 (10)
Ms. Markstein is an Assistant Prosecuting Attorney for the Butler
County Prosecutor's Office in Fairfield, Ohio.

Orson Oliver, 58, Director since 1979                             124,022 (11)
Mr. Oliver is the President of the Company.

Benjamin K. Richmond, 57, Director since 1993                              124
Mr. Richmond is the President and Chief Executive Officer of the
Louisville Urban League in Louisville, Kentucky.

Victor A. Staffieri, 45, Director since 2000                               500
Mr. Staffieri is President and Chief Operating Officer of LG&E
Energy Corp., a diversified energy services holding company in Louisville, Kentucky.

Henry C. Wagner, 58, Director since 1989                                   857
Mr. Wagner is the President and Chief Executive Officer of Jewish
Hospital Healthcare Services, Inc., a medical services corporation in Louisville, Kentucky.



NON-DIRECTOR NAMED OFFICERS:

Gail W. Pohn                                                       55,780 (12)

Steven A. Small                                                    27,974 (12)

All Directors and Executive Officers as a group (29 in               2,928,003
number, including the above)                                       26.60% (13)

______________________________

(1) Total Shares are based on the beneficial ownership rules of the Securities and Exchange Commission as described in footnote 1 to PRINCIPAL SHAREHOLDERS. Unless otherwise indicated, the named persons have sole voting and investment power with respect to the shares shown for them. Percentage ownership is based on 11,007,099 shares outstanding as of February 22, 2001, the Record Date for the Annual Meeting. Shares of Common Stock subject to options exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, ownership is less than one percent. Holdings do not include shares that may be acquired in the future pursuant to the Non-employee Directors Deferred Compensation Plan. As of December 31, 2000, the following directors have chosen to participate in this Plan: Leslie D. Aberson, William
C. Ballard, David A. Jones, Jr., Donald G. McClinton, Jerome J. Pakenham, and Henry C. Wagner.
(2) Includes 74,629 shares subject to stock options. Also includes 2,751 shares held by Mr. Guillaume under the Company's ESOP at December 31, 1999, the most current plan information available.
(3) See footnote 2 to PRINCIPAL SHAREHOLDERS for a description of the shares beneficially owned by Mr. Klein. Mr. Klein's sons, David
N. Klein and Richard B. Klein, are executive officers of the Company.
(4) Includes 469 shares held by Mr. Cains wife, for which Mr. Cain shares voting and investment powers.
(5) Includes 6,836 shares held by Mr. McClinton's wife, for which Mr. McClinton shares voting and investment power.
(6) Includes 2,598 shares held by Mr. Pakenham and his wife as joint tenants, for which Mr. Pakenham shares voting and investment power.
(7) Includes 1,570 shares held by Mr. Sales' wife, for which Mr. Sales shares voting and investment power.
(8) Includes 2,242 shares held in trust, 2,573 shares held in a foundation and 332 shares held by Mr. Aberson as custodian for his grandchild for which Mr. Aberson has voting and investment power. Also includes 9,911 shares held by Mr. Aberson's wife, for which Mr. Aberson shares voting and investment power.
(9) Includes 16,652 shares held in trusts for which Mr. Ballard serves as trustee with voting and investment power.
(10) Includes 5,026 shares held by Ms. Markstein as custodian for her children.
(11) Includes 28,861 shares held by Mr. Oliver under the Company's ESOP at December 31, 1999, the most current plan information available. Also includes 74,076 shares subject to stock options and 1,747 shares held by Mr. Olivers wife, as to which Mr. Oliver shares voting and investment power.
(12) Includes 46,004 shares for Mr. Pohn and 22,772 shares for Mr. Small subject to stock options. This also includes 5,169 shares held by Mr. Pohn and 4,608 shares held by Mr. Small under the Company's
ESOP at December 31, 1999, the most current information available.
(13) Includes 561,792 shares which may be purchased by all Executive Officers as a group under options granted pursuant to employment contracts and/or the Company's stock option plans. The options are exercisable currently or within 60 days after the Record Date. Does not include certain shares beneficially owned by Stanley L. Atlas and June K. Atlas, as to which they have granted a proxy to Bank management pursuant to an Agreement to vote their shares and have granted a right of first refusal to the Bank and its Chairman prior to disposing of such shares to any third party.


Information Concerning the Board of Directors

    Directors' Compensation. Directors who are not officers of the Company are paid a fee of $1,250 for attendance at each meeting, $125 for nonattendance, and $250 for attendance at each committee meeting. Directors who are also officers are not paid any fee for serving as a director or attending any meetings. Under the Company's Non-employee Directors Deferred Compensation Plan, non-employee Directors may elect to defer director's fees into a participant account that includes a deferred stock account (consisting of shares of Common Stock of the Company) and/or a deferred cash account (which bears interest at the Bank's prime rate). Deferrals into the deferred stock account are credited at the rate of 110% of the applicable fee. Amounts deferred are payable, in stock or cash, as the case may be, upon the earlier of the date selected by the participant, the date the participant ceases to be a director or 60 days following a "Change in Control" of the Company, as defined in the plan.

    Meetings of the Board. During 2000, the Board of Directors of the Company held 12 regularly scheduled meetings and one annual organizational meeting. All Directors attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he or she has served as a director; and (2) the total number of meetings held by all committees of the Board of Directors on which the director served in 2000.

    Board Committees.  The Board of Directors has an Audit
Committee, Planning and Management Committee and Nominating
Committee, each of which is comprised solely of non-employee directors.

    The Audit Committee consists of Wendell J. Ford, David A. Jones, Jr., Donald G. McClinton, Jerome J. Pakenham, Victor A. Staffieri and Henry C. Wagner. The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the Company and the Bank, reviews the reports of regulatory examiners, internal auditors and independent auditors, reviews reports concerning the internal control structure and other similar matters, and makes recommendations to the Board of Directors as may be appropriate. The Audit Committee held 8 meetings during 2000.

    The Planning and Management Committee consists of Leslie D. Aberson, William C. Ballard, Jr., Martha Layne Collins, Wendell H. Ford, Donald G. McClinton, Raymond L. Sales, and Henry C. Wagner. This Committee functions as the compensation committee of the Board to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. This committee is also responsible for administering the Companys Incentive Stock Option Plan. In addition, this Committee works with Company management regarding strategic planning issues. The Planning and Management Committee met 6 times during 2000.

    The Nominating Committee consists of Robert P. Adelberg, William
C. Ballard, Jr., Martha Layne Collins, Judge John S. Palmore, and Benjamin K. Richmond. The duties of the Nominating Committee include seeking qualified and capable individuals to serve on the Company's Board of Directors. The Committee will consider for nomination persons recommended by shareholders. Such recommendations must be in writing and delivered to the Nominating Committee, MidAmerica Bancorp, 500 West Broadway, Louisville, Kentucky 40202. The Nominating Committee met 1 time during 2000.

    The following directors of the Company hold directorships in other companies registered under Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or registered as an investment company under the Investment Company Act of 1940: William C. Ballard, Jr. is a director of Healthcare Recoveries, Inc., Health Care REIT, Inc., LG&E Energy Corp., and United Healthcare Corporation. Martha Layne Collins is a director of Eastman Kodak Company and R. R. Donnelley and Sons Company. David Jones, Jr. is a director of Humana, Inc., High Speed Access Corp. and Telecorp, Inc. Donald G. McClinton is a director of Almost Family, Inc.


                    EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation information for Bertram W. Klein, Chairman, R. K. Guillaume, Chief Executive Officer, and three other Executive Officers, as of year-end 2000, who were the Companys most highly compensated executive officers in 2000 (the Named Officers).



                     SUMMARY COMPENSATION TABLE

                                                         Long-Term
                        Annual Compensation             Compensation

Name and Principal                                Stock Options  All Other
Position             Year    Salary     Bonus(1)  (in Shares)(2) Compensation(3)

Bertram W. Klein     2000   $470,000   $137,475       20,600       $  7,650
 Chairman of         1999    470,000    155,100       20,600          8,608
  the Board          1998    445,000    141,866       21,218         12,832

R. K. Guillaume      2000   $475,000   $138,937       20,600       $  7,650
 Chief Executive     1999    450,000    148,500       20,600          7,200
  Officer            1998    425,000    135,490       21,218          7,200

Orson Oliver         2000   $335,000   $ 97,987       10,300       $  7,650
  President          1999    335,000    107,250       10,300          8,664
                     1998    325,000    103,610       10,609         13,056

Steven A. Small      2000   $204,000    $59,670       10,171       $  7 650
  Executive Vice     1999    200,000     66,000       10,300        611,389
   President & Chief 1998    184,000     58,659       10,609         12,200
   Financial Officer

Gail W. Pohn         2000   $182,700    $53,440        9,115        $ 7,650
  Executive Vice     1999    179,100     59,103        9,733          7,200
   President         1998    173,700     55,376       10,238          7,200

__________________________________


(1) The amounts shown in this bonus column represent amounts earned in the year indicated under the Company's Management Incentive Compensation Plan, pursuant to which Vice Presidents, Senior Vice Presidents, Executive Vice Presidents and other executive officers of the Company and the Bank are eligible to receive a cash award based upon performance criteria established by the Plan. (See COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION). The bonuses reflected in this chart were paid in the year following the year in which the bonus was earned.
(2) The amounts in this column were adjusted to reflect the effect of stock dividends in 1999 and 2000.
(3) Amounts in this column for 2000 represent the Companys contributions to its ESOP, a defined contribution plan.


                        OPTION GRANTS IN 2000

    The following table sets forth information as to the stock options granted to the Named Officers during 2000 pursuant to the Company's Incentive Stock Option Plan.


                                                           Potential Realizable
                                                              Value at Assumed
                            Percentage of                       Annual Rates
                           Total Options                      of Stock Price
                             Granted to   Exercise            Appreciation for
                 Options    Employees in   Price  Expiration    Option Term(2)
 Name           Granted(1)  fiscal 2000  ($/Share)   Date        5%      10%

Bertram W. Klein  20,600      11.01%      $29.50  1/24/2005  $ 97,435  $282,094
R. K. Guillaume   20,600      11.01%      $26.82  1/24/2010   347,459   880,530
Orson Oliver      10,300       5.51%      $26.82  1/24/2010   173,730   440,265
Steven A. Small   10,171       5.44%      $26.82  1/24/2010   171,554   434,751
Gail W. Pohn       9,115       4.87%      $26.82  1/24/2010   153,759   389,656

______________________________________


(1) The exercise price of each of the options is equal to (or in the case of Mr. Klein 110% of) the closing price of the Company's Common Stock in the American Stock Exchange, Inc. ("AMEX") reported consolidated trading on the date of grant. The number of options and the exercise price shown have been adjusted to reflect the effect of a stock dividend in 2000 after the grant of the options. The vesting schedule of the 1995 Incentive Stock Option Plan provides that 25% of each option award is exercisable following each one-year anniversary date following the grant date. The 1995 Incentive Stock Option Plan pursuant to which these options were granted provides for the acceleration and/or cash-out of options upon the occurrence of certain change of control events.
(2) Based on actual option term and annual compounding, without regard to the taxes associated with gains upon option exercises.
These amounts assume the stated rates of appreciation will be realized. Actual gains, if any, are dependent upon the future performance of the Company's Common Stock.


                AGGREGATED OPTION EXERCISES IN
        LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

    The following table provides information about options exercised during 2000 and the unexercised options held at December 31, 2000 by the Named Officers. None of the Named Officers held or exercised stock appreciation rights ("SARs") during 2000. The value of the unexercised options is calculated based on the difference between the exercise price and the closing price of the Common Stock as of December 31, 2000, as reported by the AMEX consolidated transaction reporting system ($22.75).


                                              Number of Securities
                                             Underlying Unexercised         Valu
                                                 Options Held at         In-the-
                                                 Fiscal year-end           at Fi
                    Shares
                  Acquired on    Value
   Name           Exercise(#)  Realized*       Exercisable Unexercisable   Exerc
Bertram W. Klein   11,588        $149,022       26,358      50,813          $
R. K. Guillaume     -0-          -0-            55,336      50,813             2
Orson Oliver       11,807         209,339       64,430      25,405             5
Steven A. Small     -0-          -0-            13,163      25,273
Gail W. Pohn        -0-          -0-            36,940      23,549             2

__________________________________
* Represents the difference between the market value of the Common Stock (or the sale price if shares were sold) on the day of exercise and the option exercise price.


                        RETIREMENT PLAN

    The Company's non-contributory defined benefit Retirement Plan (the "Plan") originated on September 1, 1963 as the Bank's Retirement Plan prior to formation of the Company in 1983 and has been amended several times to comply with governmental regulations and to reflect other changes made since the Plan was adopted. All full time employees of the Company and the Bank who have attained age 20-1/2 and who have been credited with 500 hours of service in a six month period with the Company or the Bank, and part time employees who have completed 1,000 hours of service in the previous 12 month period, are generally eligible to participate in the Plan.

    The table set forth below shows the estimated annual benefits payable following retirement at age 65 to persons in specified remuneration and years of participation classifications under the Plan. A portion of the benefits shown below will be paid from the Company's Benefit Restoration Plan, a defined benefit plan intended to restore benefits unavailable to participants as a result of certain Internal Revenue Code limits on qualified plan benefits.


PENSION PLAN TABLE

                          Years of Service

Remuneration  15 Years     20 Years     25 Years     30 Years     35 Years
 $125,000      $27,765      $37,020      $46,275      $55,530     $64,785
  150,000       33,390       44,520       55,650       66,780      77,910
  175,000       39,015       52,020       65,025       78,030      91,035
  200,000       44,640       59,520       74,400       89,280     104,160
  225,000       50,265       67,020       83,775      100,530     117,285
  250,000       55,890       74,520       93,150      111,780     130,410
  300,000       67,140       89,520      111,900      134,280     156,660
  400,000       89,640      119,520      149,400      179,280     209,160
  450,000      100,890      134,520      168,150      201,780     235,410
  500,000      112,140      149,520      186,900      224,280     261,660


Covered compensation includes cash compensation to employees. If an employee retires at the later of age 65 or the employee's fifth anniversary of participation, the employee will be entitled to a monthly pension payable for life with a minimum of 120 guaranteed payments equal to the product of: (1) the sum of 1% of the first $400 of the employee's average monthly compensation (highest 10 consecutive years) plus 1-1/2% of the employee's average monthly compensation in excess of $400, multiplied by (2) the employee's years of credited service (up to 35 years). Employees with more than 35 years of credited service are entitled to additional monthly payments equal to 1-1/2% of the employee's average monthly compensation multiplied by the employee's years of credited service in excess of 35 years. The benefits as determined above and as listed in the pension table are not subject to any deduction for Social Security or other offset amounts.

    As of December 31, 2000, the four Named Officers in the Summary Compensation Table who participate in the Retirement Plan had the following number of complete years of accredited service:
R. K. Guillaume, 5 years; Orson Oliver, 25 years; Steven A. Small, 7 years; and Gail W. Pohn, 7 years. Bertram W. Klein, who participated only in the Benefit Restoration Plan, had 47 years of accredited service as of that date.

                EMPLOYMENT CONTRACTS, TERMINATION AND
                    CHANGE IN CONTROL ARRANGEMENTS

    The Company and the Bank have employment agreements with R. K. Guillaume, Orson Oliver, Steven A. Small and Gail W. Pohn. Mr. Guillaume is employed as Vice Chairman and Chief Executive Officer of the Company and the Bank. Pursuant to his agreement, he receives a current base annual salary of $475,000, which is subject to increase, but not decrease, and participates in the benefit plans of the Company. If he is unable to work because of disability, he will receive 50% of base salary, continued coverage in the medical, dental, hospitalization and life insurance programs of the Company and continued accrual of credited service under the Pension Plan of the Company to age 65. Mr. Guillaume will receive his base pay and the continuation of certain benefits for 36 months if he is terminated without cause or is constructively terminated without cause. If such termination follows a change in control, he will receive such payments in a lump sum without discount.

    The agreement with Mr. Oliver provides for a current base annual salary of $335,000, which is subject to increase but not decrease, and terms otherwise similar to that of Mr. Guillaume, plus $125,000 payable in 2001 as he remained employed from 1995 through 2000 and $25,000 per year for each of the following three years, provided he remains employed.

    Mr. Pohn and Mr. Small have agreements expiring in 2003 and 2008, respectively. If they are terminated (or constructively terminated) without cause, they will receive salary payments and benefits for the unexpired term of the agreement. If the termination is after a change in control, they would also receive retirement benefits as if they had 15 years of credited service, provided that the cash and value of benefits payable upon termination after a change in control would be limited to the amount that could be deducted by the Company under the Internal Revenue Code provisions governing "parachute payments." Generally, these provisions limit the deductible amount to no more than three times the average annual income paid to a covered executive during the five previous years.

    In December 2000 the Company and Bertram W. Klein agreed upon the terms of his future employment and status with the Company through December 31, 2005. Mr. Klein will remain employed by the Company and remain Chairman of the Board of Directors of the Company and the Bank until December 31, 2002. He will receive an annual salary of $360,000. He will be entitled, at his election and at the Banks cost, to participation in either the regular Bank health insurance plan or a Medicare Plus Supplemental Health Insurance plan. There will be no further pension service credits after December 31, 2000. For the years 2003 through 2005 at the Companys expense Mr. Klein will be provided an office and administrative assistance and, provided applicable law and the existing health care plans allow, he will be entitled, at his election and at the Banks cost, to participation in either the regular Bank health insurance plan or a Medicare Plus Supplemental Health Insurance plan. Following his retirement as Chairman Mr. Klein will be entitled to remain as a Director of Mid-America Bancorp and Bank of Louisville on the same terms and conditions as the other Directors. However, as long as he remains a Director, Mr. Klein will have the honorary title of Chairman Emeritus of the Board of Directors.

                    COMPENSATION COMMITTEE
                REPORT ON EXECUTIVE COMPENSATION

    The Planning and Management Committee of the Board of Directors is comprised of the six non-employee directors named below. Among the principal duties of the Committee are to review the compensation of executive officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters. The Planning and Management Committee has furnished the following report relating to executive compensation during 2000.

    The Company's Compensation Program for its executive officers consists of base salary, the opportunity to earn an annual performance-based bonus and the ability to receive discretionary stock option awards. Each of these elements of compensation is discussed below.

    Base Salary. Base salary levels are established by this Committee and the other forms of compensation are fixed as described below. In general, base salary levels are set at the minimum levels believed by this Committee to be sufficient to attract and retain qualified executives when considered with the components of the
Company's compensation structure.   Salary recommendations of the
Chairman and CEO are considered by the Committee along with information from nationally published surveys of executive compensation at financial institutions in our region. 2000 executive compensation was in line with the average salary and bonuses reflected in the compensation surveys reviewed by the Committee.

    Incentive Compensation. The Committee believes that a portion of an executive officer's cash compensation should be subject to specific performance criteria. To accomplish this objective, in 1996 the Company adopted a Management Incentive Compensation Plan (the "Bonus Plan"). The Bonus Plan is intended to provide an immediate recognition of managerial efforts through a cash bonus or award tied to the financial performance of the Company. An annual award is based on the annual increase in Earnings Per Share for the award period over the previous period. A three-year award is based on (i) the three-year average increase in Earnings Per Share, (ii) the three-year average Return on Average Assets, and (iii) the three-year average Return on Average Equity. The Bonus Plan is open to participation by Executive Vice Presidents and above, Senior Vice Presidents and Vice Presidents of the Company and the Bank. The aggregate amount of cash award for a fiscal year is calculated for each of the aforementioned groups according to a schedule comparing the relevant increases or results for the Award Period to a predetermined performance standard. When an increase or result is above or below the target performance standard, the actual award fund is adjusted upward or downward from the target award. The aggregate amount of the annual award is apportioned between corporate performance and individual performance for the groups below Executive Vice President. The individual performance portion, which is 25% of the annual award for Senior Vice Presidents and 50% of the annual award for Vice Presidents, is discretionary.

    The following table compares corporate performance to the targets used for 2000, as measured under the Bonus Plan. The corporate performance in the table does not include the effect of the judgment rendered in November, 2000 against the Bank in Kentucky Central Life Ins. Co. in Liquidation, George Nichols III, Liquidator vs. Mid-America Bank of Louisville and Trust Company dba Bank of Louisville and Trust Company, Action No. 93-CI-01967-AP-011, Franklin Circuit Court. The judgment calls for the Bank to pay $16.5 million to the State of Kentucky in a 7-year-old lawsuit arising from the collapse of Kentucky Central Life Insurance Company. The Bank recorded a loan charge-off for the loans underlying the lawsuit, and recorded a provision for loan losses of $16.5 million and a provision for litigation settlement of $13.5 million for prejudgment interest. The Committee considered the judgment an extraordinary event arising from events occurring several years ago, which is subject to further litigation. At the recommendation of the Committee, and as provided for in the Management Incentive Compensation Plan and Incentive Stock Option Plan (described below), the Companys Board of Directors determined that earnings for the year 2000 for the purposes of determination of awards under those Plans will be adjusted as if the negative Kentucky Central decision had not occurred. Therefore, bonus and stock option awards for 2001 will not be affected by the Kentucky Central decision. Furthermore, any adjustments to earnings, positive or negative, in future years related to the case will not affect the Plan calculations.

    The performance standards on which these targets are based are subject to change and the targets should not be considered indicative of expectations of future performance.


                                        Target                  Corporate

        Annual EPS Measure              9.5% - 10.49%           10.42%
        Three Year Measures:
           EPS measure                  9.5% - 10.49%           10.76%
           ROAA measure                1.10% -  1.14%            1.45%
           ROE measure                11.00% - 11.49%           13.01%

    Stock Option Program. The Committee believes that by providing those officers who have substantial responsibility for the management and growth of the Company and the Bank an opportunity to increase their ownership of the Company's Common Stock, the interests of shareholders and executives will be more closely aligned. The Committee also believes that stock options under the 1995 Incentive Stock Option Plan are an important component in attracting and keeping quality personnel and in contributing to the long-term objectives of the Company. Therefore, persons holding the positions of Vice President or more senior offices in the Company and the Bank are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price in the future. Options are granted at an exercise price not less than the closing price of the Company's Common Stock in the AMEX reporting consolidated trading on the date of grant. In the case of Mr. Klein (and any other participants who may own more than 10% of the outstanding voting stock of the Company in the future), the option price of the shares is not less than 110% of such closing price on the date of grant.

    The Committee has discretion in determining whether options will be awarded in any given year, which eligible officers will receive options and the number of options to be received by such officer. Decisions concerning options for a particular year are made in the following year. In 2000, the Committee decided that an award of options would be granted to eligible participants pursuant to Administrative Provisions adopted by the Committee based upon the performance of the Company during 2000 (see discussion above under Incentive Compensation regarding treatment of the effects of the Kentucky Central decision.

    Section 162(m) Deductibility Limitation. Section 162(m) of the Internal Revenue Code generally prohibits a public company from deducting the compensation in excess of $1 million paid to its chief executive officer and its four other most highly compensated executive officers, unless certain criteria are met. The Company has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

    Chairman and Chief Executive Officer Compensation.  The
Committee considered and established the salaries for the Chairman, Mr. Klein, and the Chief Executive Officer, Mr. Guillaume. The Committee determined that the base salary of Mr. Klein should remain constant and that of Mr. Guillaume should be increased by the amount of $25,000 based in part, but not solely, on the positive performance of the Company. The bonuses for Mr. Klein and Mr. Guillaume were determined according to the terms of the Bonus Plan discussed above.


Planning and Management Committee

Leslie D. Aberson, Chairman                     Donald G. McClinton
William C. Ballard, Jr.                         Raymond L. Sales
Martha Layne Collins                            Henry C. Wagner
Wendell H. Ford

                        COMPENSATION COMMITTEE
                  INTERLOCKS AND INSIDER PARTICIPATION

    The Planning and Management Committee of the Board of Directors is responsible for executive compensation decisions as described above. During 2000, the committee consisted of Leslie D. Aberson, William C. Ballard, Jr., Martha Layne Collins, Wendell H. Ford, Donald G. McClinton, Bruce J. Roth, Raymond L. Sales, and Henry C. Wagner. Mr. Sales is of counsel to the firm of Sales, Tillman and Wallbaum, which the Company retained to perform various legal services during 2000. See discussion below regarding certain indebtedness of Mr. Roth to the Bank.


                        OTHER TRANSACTIONS

    In the ordinary course of its business, the Company, through the Bank, has had in the past and expects to have in the future, banking transactions including lending, with its directors, officers, principal shareholders and their associates. Loans made to such persons are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, involving no more than normal risk of collection and presenting no unfavorable features.

    Bruce J. Roth who resigned from the Board of Directors in March 2001, and his brother David M. Roth (the Roths) serve as guarantors of a loan from the Bank to TW-Tennessee, LLC. The loan is past due, the Bank has made demand for payment and has commenced legal action against the borrower and all guarantors, including the Roths, to collect the balance of the loan. The Roths are each liable to the Bank under their respective guarantees in the amount $645,829 plus interest, fees, and costs, including attorney fees.


                AUDIT COMMITTEE REPORT AND CHARTER

    The Audit Committee of the Board of Directors (the Committee) is composed of the six independent directors named below and operates under a written charter adopted by the Board of Directors. The Audit Committee Charter is attached as Appendix A to this Proxy Statement.

    Management is responsible for the Companys internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Companys consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committees responsibility is to monitor and oversee these processes.

    In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Companys consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

    The Companys independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and the Committee discussed with the independent accountants that firms independence.

    Based upon the Committees discussion with management and the independent accountants and the Committees review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Companys Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Audit Committee

Jerome J. Pakenham, Chairman    Donald G. McClinton
Wendell J. Ford                 Victor A. Staffieri
David A. Jones, Jr.             Henry C. Wagner


        SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on its review of the copies of such reports received during the last fiscal year or written representations, the Company believes that all reports required by Section 16(a) during the most recent fiscal year or prior fiscal years were filed on a timely basis.


        COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN

    The following graph shows the cumulative return experienced by the Company's shareholders during the last five years compared to the S&P 500 Composite Stock Index and the NASDAQ CRSP Bank Index. The graph assumes the investment of $100 on December 31, 1995 in the Company's Common Stock and each index and the reinvestment of all dividends paid during the five-year period.


                                        Period Ending
Index                12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
Mid-America Bancorp    100.00   113.21   213.26   182.38   204.31   174.36
S&P 500                100.00   122.86   163.86   210.64   254.97   231.74
NASDAQ Bank Index      100.00   132.04   221.06   219.64   211.14   241.08


                        INDEPENDENT AUDITORS

    The selection of independent auditors to audit the Company's consolidated financial statements for the year ended December 31, 2001, has not yet been made. The timing of this selection allows the Audit Committee of the Board of Directors additional time to review the performance of the independent auditors during the past year, review the complete results of the audit process and make its recommendation to the Board of Directors. The Board of Directors intends to select an independent auditor following its receipt of the recommendation of the Audit Committee by the end of the second quarter of 2001.

    KPMG LLP has acted as the Company's independent auditors since 1990. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

    The following fees were billed by KPMG LLP for services rendered during 2000:

    Audit Fees. For professional services rendered for the audit of the Companys 2000 consolidated financial statements and the review of the financial statements included in the Companys 2000 Forms 10-Q, KPMG LLP billed the Company the sum of $133,000.

    All Other Fees. In addition to the Audit Fees described above, KPMG LLP billed the Company the sum of $71,000 for all other services rendered during 2000.

    The Audit Committee of the Board of Directors considered whether the non-audit services rendered by KPMG LLP were compatible with maintaining KPMGs independence as auditors of the Companys consolidated financial statements.

                            OTHER MATTERS

    The only matters to be considered at the Annual Meeting or any adjournment thereof, so far as known to the Board of Directors, are those set forth in the Notice of Meeting and routine matters incident to the conduct of the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote such proxy in accordance with their judgments in such matters.

            SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    Shareholders who desire to present proposals at the 2002 annual meeting of shareholders must forward them in writing to the President of the Company so that they are received no later than November 16, 2001, in order to be considered for inclusion in the Company's proxy statement for such meeting. Shareholder proposals submitted after February 4, 2002 will be considered untimely, and the proxy solicited on behalf of the Board of Directors for next years annual meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.


By order of the Board of Directors

Orson Oliver
President
Louisville, Kentucky
March 27, 2001



                    MIDAMERICA BANCORP PROXY STATEMENT
                                APPENDIX A

                            MIDAMERICA BANCORP
            CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committees primary duties and responsibilities are to:

            Monitor the integrity of the Companys financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

            Monitor the independence and performance of the Companys independent auditors and internal auditing department.

            Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.


    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Companys expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.   Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgement. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members and an Audit Committee Chair shall be appointed by the Board at the annual organizational meeting of the Board of Directors. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Members may attend the meetings either in person or by telephone. The Audit Committee Chair shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Companys financial statements and significant findings based upon the auditors limited review procedures.

III.   Audit Committee Responsibilities and Duties

    Review Procedures

    1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

    2. Review the Companys annual audited financial statements and Form 10-K prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgements.

    3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Companys financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with managements responses.

    4. Review with the financial management and the independent auditors the companys quarterly financial results prior to the release of earnings and/or companys quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Companys accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61, Communication with Audit Committees (see item 12). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

    5. Review with management and the independent auditors, the contents and basis for conclusions of the management and independent auditors reports required by FDICIA.

    6. Review the reports and analyses of the Loan Review Department related to the allowance for loan losses.

    7. Review bank regulatory examination reports and managements responses to the examiners comments and plans for corrective action.

    Independent Auditors

    8. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

    9. Approve the fees and other significant compensation to be paid to the independent auditors.

    10. On an annual basis, the Committee should obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the independent auditors all such significant relationships that could impair the auditors independence. The Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

    11. Review the independent auditors audit plan discuss scope, staffing, reliance upon management, and internal audit and general audit approach.

    12. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

    13. Consider the independent auditors judgements about the quality and appropriateness of the Companys accounting principles as applied in its financial reporting.

    Internal Audit Department and Legal Compliance

    14. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

    15. Review the appointment, performance, and replacement of the senior internal auditor.

    16. Review significant reports prepared by the internal audit department together with managements response and follow-up to these reports.

    17. On at least an annual basis, review with the Companys counsel, any legal matters that could have a significant impact on the organizations financial statement, the Companys compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    Other Audit Committee Responsibilities

    18. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Companys annual proxy statement.

    19. Perform any other activities consistent with this Charter, the Companys by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

    20. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.


    Other Optional Charter Disclosures

    21. Periodically review the Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

    22. Periodically perform self-assessment of audit committee performance.

    23. Review financial and accounting personnel succession planning within the company.



                      APPENDIX TO PROXY STATEMENT

                          REVOCABLE PROXY
                        MIDAMERICA BANCORP

[x]
PLEASE MARK VOTES AS IN THIS SAMPLE

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS-MIDAMERICA BANCORP
PROXY - ANNUAL MEETING OF STOCKHOLDERS

        The undersigned, a shareholder of MID-AMERICA BANCORP, a Kentucky corporation (the Company), hereby appoints R. K. GUILLAUME, ORSON OLIVER and JOHN T. RIPPY, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held in the Pollard Room at the Kentucky Derby Museum at Churchill Downs, 704 Central Avenue, Louisville, Kentucky 40208, on April 26, 2001, at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof.

    The undersigned hereby instructs said proxies or their substitutes:

    1. ELECTION OF DIRECTORS. (except as marked to the contrary below):
        [] For         [] Withhold             [] For All Except

        NOMINEES: Robert P. Adelberg, Martha Layne Collins,
        Wendell H. Ford, R. K. Guillaume, David A. Jones, Jr.,
        Bertram W. Klein (CLASS 1)

        INSTRUCTION:    To withhold authority to vote for any
                        individual nominee, write that nominees name in the space below.


    2. DISCRETIONARY AUTHORITY. To vote with discretionary authority with respect to all other matters which may properly come before the meeting.

        This proxy, when properly executed, will be voted in accordance with any directions given. Unless other directions are specified, this proxy will be voted FOR the nominees named above and with the discretionary authority described in the accompanying proxy statement dated March 27, 2001. MANAGEMENT RECOMMENDS A VOTE FOR ALL OF THE NOMINEES NAMED ABOVE.

        The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March 27, 2001, and a copy of the Companys 2000 Annual Report.

        Please sign exactly as shares are registered. If shares are held by joint tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date
this Proxy in the box below.

Date


Stockholder sign above       Co-holder(if any)
sign above

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         Detach above card, sign, date and mail in postage paid
                            envelope provided.

                            MIDAMERICA BANCORP
                            500 WEST BROADWAY
                        LOUISVILLE, KENTUCKY 40202


                            PLEASE ACT PROMPTLY
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